UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2009

SECURE AMERICA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	6770	26-0188408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 North Glebe Road, Suite 550
Arlington, VA 22201
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND FORWARD-LOOKING STATEMENTS

SECURE AMERICA ACQUISITION CORPORATION (“SAAC”) CLAIMS THE PROTECTION OF THE SAFE HARBOR FOR “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE STATEMENTS THAT ARE NOT HISTORICAL FACTS. SUCH FORWARD-LOOKING STATEMENTS, BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF MANAGEMENT OF SAAC AND, AMONG OTHER THINGS, SAAC’S PROPOSED BUSINESS COMBINATION WITH ULTIMATE ESCAPES HOLDINGS, LLC (“ULTIMATE ESCAPES”) DISCUSSED HEREIN AND THE BUSINESS OF ULTIMATE ESCAPES, ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THE FORWARD-LOOKING STATEMENTS. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS: CHANGING INTERPRETATIONS OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES; CONTINUED COMPLIANCE WITH GOVERNMENT REGULATIONS; CHANGING LEGISLATION OR REGULATORY ENVIRONMENTS; REQUIREMENTS OR CHANGES AFFECTING THE BUSINESS IN WHICH ULTIMATE ESCAPES IS, AND SAAC WILL BE, ENGAGED; MANAGEMENT OF RAPID GROWTH; INTENSITY OF COMPETITION; GENERAL ECONOMIC CONDITIONS; AS WELL AS OTHER RELEVANT RISKS DETAILED IN SAAC’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND IN THE PROXY STATEMENT TO BE FILED BY SAAC WITH THE SEC IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. THE INFORMATION SET FORTH HEREIN SHOULD BE READ IN LIGHT OF SUCH RISKS. NEITHER SAAC NOR ULTIMATE ESCAPES ASSUMES ANY OBLIGATION TO UPDATE THE INFORMATION CONTAINED IN THIS REPORT.

COMMENCING SHORTLY AFTER THE FILING OF THIS CURRENT REPORT ON FORM 8-K, SAAC INTENDS TO HOLD PRESENTATIONS FOR CERTAIN OF ITS SECURITYHOLDERS, REGARDING ITS PROPOSED BUSINESS COMBINATION WITH UTLIMATE ESCAPES, AS DESCRIBED IN THIS CURRENT REPORT. THIS CURRENT REPORT WILL BE DISTRIBUTED TO PARTICIPANTS AT SUCH PRESENTATIONS.

SAAC INTENDS TO FILE A PROXY STATEMENT WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS. STOCKHOLDERS AND WARRANTHOLDERS OF SAAC AND OTHER INTERESTED PERSONS ARE URGED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PERSONS CAN ALSO READ SAAC’S FINAL PROSPECTUS, DATED OCTOBER 23, 2007, ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2008 (THE “ANNUAL REPORT”) AND OTHER REPORTS AS FILED WITH THE SEC, FOR A DESCRIPTION OF THE SECURITY HOLDINGS OF SAAC’S OFFICERS AND DIRECTORS AND THEIR AFFILIATES AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE PROPOSED TRANSACTIONS. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS AND WARRANTHOLDERS, AS THE CASE MAY BE, AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING ON THE PROPOSED TRANSACTIONS. STOCKHOLDERS, WARRANTHOLDERS AND OTHERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO SAAC IN WRITING AT 1005 NORTH GLEBE ROAD, SUITE 550, ARLINGTON, VIRGINIA 22201, OR BY TELEPHONE AT (703) 528-7073. FREE COPIES OF THESE DOCUMENTS CAN ALSO BE OBTAINED, WHEN AVAILABLE, AT THE SEC’S INTERNET SITE (http://www.sec.gov).

SAAC AND ITS DIRECTORS AND EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETINGS OF SAAC’S STOCKHOLDERS AND SAAC’S WARRANTHOLDERS TO BE HELD TO APPROVE THE PROPOSED TRANSACTIONS. THE UNDERWRITERS OF SAAC’S INITIAL PUBLIC OFFERING MAY PROVIDE ASSISTANCE TO SAAC, ULTIMATE ESCAPES AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS, AND MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES. A SUBSTANTIAL PORTION OF THE UNDERWRITERS’ FEES RELATING TO SAAC’S INITIAL PUBLIC OFFERING WERE DEFERRED PENDING STOCKHOLDER APPROVAL OF SAAC’S INITIAL BUSINESS COMBINATION, AND STOCKHOLDERS ARE ADVISED THAT THE UNDERWRITERS HAVE A FINANCIAL INTEREST IN THE SUCCESSFUL OUTCOME OF THE PROXY SOLICITATION. INFORMATION ABOUT SAAC’S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN ITS ANNUAL REPORT. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT AND OTHER MATERIALS TO BE FILED BY SAAC WITH THE SEC.

THE INFORMATION ON ULTIMATE ESCAPES’ WEBSITE IS NOT, AND SHALL NOT BE DEEMED TO BE, A PART OF THIS CURRENT REPORT OR INCORPORATED IN FILINGS SAAC MAKES WITH THE SEC.

THIS COMMUNICATION SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTIONS IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Contribution Agreement

On September 2, 2009, Secure America Acquisition Corporation (“SAAC”) entered into a Contribution Agreement (the “Contribution Agreement”) with Ultimate Resort Holdings, LLC, a Delaware limited liability company (“Ultimate Resort”), Ultimate Escapes Holdings, LLC, a Delaware limited liability company (“Ultimate Escapes”), and the member representative of Ultimate Escapes, pursuant to which SAAC agreed to contribute cash to Ultimate Escapes in exchange for membership units of Ultimate Escapes, subject to the receipt of approval by SAAC’s stockholders, as described below (the “Acquisition”).  Because SAAC will have no other operating business following the Acquisition, Ultimate Escapes will effectively become a public company at the conclusion of the Acquisition. Ultimate Escapes operates luxury destination club offerings and provides club members and their families with flexible access to a portfolio of multi-million dollar club residences, exclusive member services and resort amenities.  Ultimate Escapes is headquartered in Kissimmee, Florida.

Overview of the Acquisition

Upon the closing of the transactions contemplated by the Contribution Agreement, (a) SAAC will receive 4,687,500 membership units of Ultimate Escapes (provided such number of membership units shall be subject to adjustment upward on a one for one basis to the extent less than 6,250,000 shares of SAAC common stock are not converted into cash or subject to expected retirement based upon forward contracts immediately following the closing), such that SAAC and the owners of Ultimate Escapes prior to the Acquisition (the “UE Owners”) will own approximately 39.50% and 60.50%, respectively, of the issued and outstanding membership units of Ultimate Escapes, and (b) the UE Owners will be entitled to convert their membership units of Ultimate Escapes on a one-to-one basis into shares of SAAC’S common stock.  In addition, the UE Owners will be eligible to receive up to an aggregate of 7,000,000 additional membership units of Ultimate Escapes, convertible on a one-to-one basis into shares of SAAC common stock, upon the achievement by Ultimate Escapes of certain EBITDA milestones set forth in the Operating Agreement (as defined below).

The closing of the Acquisition is conditioned upon customary closing conditions, as set forth in the Contribution Agreement, including approval of the Acquisition by SAAC’s stockholders.  In addition, the closing of the Acquisition is conditioned upon fewer than 30% of the issued and outstanding shares of SAAC common stock that were issued in its initial public offering (the “Public Shares”), properly electing to convert their shares into a portion of the cash held in SAAC’s trust account.

Structure of the Acquisition

Pursuant to the terms of the Contribution Agreement, SAAC has agreed to contribute cash to Ultimate Escapes in exchange for 4,687,500 membership units in Ultimate Escapes, representing approximately 39.50% of Ultimate Escapes’ membership units as of the closing, provided, that such number of membership units shall be subject to adjustment upward on a one for one basis to the extent less than 6,250,000 shares of SAAC common stock are not converted into cash or subject to expected retirement based upon forward contracts immediately following the closing.  All of the assets which constituted Ultimate Escapes’ business prior to the Acquisition will continue to be held by Ultimate Escapes following the closing.  Following the Acquisition, SAAC will change its name to Ultimate Escapes, Inc. and will be a holding company with the following structure:

•	SAAC will own 4,687,500 of Ultimate Escapes’ membership units immediately following the closing (subject to the adjustment described above);

•
The UE Owners will retain the remaining 7,178,841 of Ultimate Escapes’ membership units on an aggregate basis (the “retained units”).  The retained units are exchangeable into shares of SAAC common stock on a one-for-one basis; and

•	Ultimate Escapes will own, directly or indirectly, 100% of the operating companies that comprise the Ultimate Escapes business prior to the consummation of the transactions.

Prior to, and as a condition to, the consummation of the Acquisition, Ultimate Escapes and Ultimate Resort will consummate transactions pursuant to which (i) all of the assets and properties of Ultimate Resort will be contributed to Ultimate Escapes, such that Ultimate Escapes will become the parent holding company of the Ultimate Escapes business, and (ii) Ultimate Escapes will acquire most of the assets and properties of Private Escapes Holdings, LLC (collectively, the “Reorganization”).

10%, or 717,884 units, of the retained units will be placed in escrow at the closing to secure the indemnification obligations of the UE Owners to SAAC in connection with the Acquisition.   In addition, certain of SAAC’s indemnification claims may be set off against the earn-out units that UE Owners may earn in the future, as described below, up to a maximum amount of up to fifteen percent (15%) of the retained units.

In addition, the UE Owners will be eligible to receive up to an aggregate of 7,000,000 additional membership units of Ultimate Escapes, convertible, on a one-to-one basis, into shares of SAAC common stock, upon the achievement by Ultimate Escapes of certain EBITDA milestones set forth in the Operating Agreement (as defined below).

The UE Owners will also have the right to exchange each of their Ultimate Escapes’ membership units, including all earn-out units received, if any, at any time for shares of SAAC common stock.  However, SAAC may, in its sole discretion, elect to make a cash payment to holders of membership units in lieu of issuing SAAC common stock.  The exchange ratio for any membership units so converted into shares of SAAC common stock will be one-for-one.

For each membership unit of Ultimate Escapes issued to the UE Owners, the UE Owners will also receive one share of SAAC Series A Voting Preferred Stock.  The Series A Voting Preferred Stock will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to a liquidation preference, dividends or certain other distributions. At any time that any UE Owner exchanges membership units of Ultimate Escapes for shares of SAAC common stock, a like number of shares of Series A Voting Preferred Stock will be canceled.

The parties to the Contribution Agreement plan to consummate the Acquisition as promptly as practicable, provided that:

•	SAAC’s stockholders have approved the Acquisition and the transactions contemplated thereby;

•	holders of no more than 30% of the Public Shares vote against the Acquisition and properly demand conversion of their shares into cash;

•
the Reorganization has been completed, including the contribution of all of the assets and properties of Ultimate Resort to Ultimate Escapes and the consummation of the acquisition by Ultimate Escapes of Private Escapes Holdings, LLC, on terms and conditions substantially similar to and in accordance with those presented to SAAC; and

•	the other conditions specified in the Contribution Agreement have been satisfied or waived.

The Acquisition is expected to be consummated promptly following the satisfaction or waiver of the conditions described below unless SAAC and Ultimate Escapes agree in writing to hold the closing at another time.

Conditions to Closing of the Acquisition

The obligations of the parties to the Contribution Agreement to consummate the Acquisition are subject to, among other things, the satisfaction (or waiver by each other party) of the following specified conditions set forth in the Contribution Agreement before consummation of the Acquisition:

•
the SAAC stockholders shall have approved an amendment to SAAC’s amended and restated certificate of incorporation to (i) modify the definition of ‘‘Business Combination’’ to include target businesses outside of the homeland security industry, because SAAC considered and analyzed numerous companies and acquisition opportunities in the homeland security industry in its search for an attractive business combination candidate, but did not believe that any of those candidates would be as attractive to public stockholders as the proposed Acquisition (as described below), which SAAC believes has attractive prospects of the overall industry; and (ii) increase the number of authorized shares of SAAC’s preferred stock from 1,000,000 to 16,000,000 shares, of which it is expected that 7,178,841 shares will be designated by SAAC’s board of directors as a new series of SAAC preferred stock titled Series A preferred voting stock, which will be entitled to one vote per share and to vote as a single class with the common stock on all matters, but which will not be entitled to a liquidation preference, dividends or certain other distributions;

•
the SAAC stockholders shall have approved the Contribution Agreement and the Operating Agreement (as described below) and the transactions contemplated by those agreements in accordance with the Delaware General Corporation Law, referred to herein as the DGCL, the holders of a majority of the issued and outstanding Public Shares shall have approved the foregoing agreements and the transactions contemplated therein and the holders of less than 30% of the Public Shares shall have voted against the Acquisition and properly exercised their rights to convert their shares into a pro rata share of the trust account;

•
the SAAC stockholders shall have approved: (a) amendments to SAAC’s amended and restated certificate of incorporation to: (i) change the name of SAAC from “Secure America Acquisition Corporation” to “Ultimate Escapes, Inc.;” (ii) increase the number of authorized shares of SAAC’s common stock from 50,000,000 shares to 300,000,000 shares; (iii) delete the defined term ‘‘Termination Date’’ so as to change SAAC’s limited corporate existence to perpetual; (iv) remove provisions applicable to blank check companies that will no longer be applicable to SAAC after the Acquisition; and (v) make certain other changes that SAAC’s board of directors believes are immaterial (the “Post-Acquisition Charter Amendment Proposal ”); (b) the election of six persons to SAAC’s board of directors, two of whom will serve until the annual meeting to be held in 2010, two will serve until the annual meeting to be held in 2011 and two will serve until the annual meeting to be held in 2012, in each case, until their successors are duly elected and qualified (the “Director Election Proposal”); and (c) the 2009 Stock Incentive Plan in connection with the Acquisition (the “Stock Incentive Proposal”);

•	that the applicable waiting period under any antitrust laws shall have expired or been terminated;

•
all authorizations, approvals or permits required to be obtained from any governmental authority and all consents required from third parties required in connection with the Acquisition shall have been obtained;

•
no governmental entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which has the effect of making the Acquisition illegal or otherwise prohibiting consummation of the Acquisition substantially on the terms contemplated by the Contribution Agreement; and

•
each party shall have duly executed and delivered the Operating Agreement, an indemnification and escrow agreement, a voting agreement and a registration rights agreement, in the forms mutually agreed upon among the parties.

The obligations of SAAC to consummate the Acquisition are subject, among other things, to various additional closing conditions (unless waived by SAAC):

•
the accuracy in all respects on the date of the Contribution Agreement and the closing date of all of representations and warranties of Ultimate Escapes and Ultimate Resort, except (A) to the extent any representation or warranty refers specifically to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date and (B) this condition will be satisfied unless the incorrectness of such representation or warranty would, in the aggregate, reasonably be expected to result in a material adverse effect with respect to Ultimate Resort as described below under “Materiality and Material Adverse Effect;”

•
the performance in all material respects of all covenants and obligations required to be performed by or complied with by Ultimate Resort, Ultimate Escapes and the UE Owners and its members under the Contribution Agreement at or prior to the closing date;

•
no action, suit or proceeding shall have been pending or threatened before any governmental authority which is reasonably likely to (i) prevent the consummation of any of the transactions contemplated by the Contribution Agreement or (ii) cause any of the transactions contemplated by the Contribution  Agreement to be rescinded following the closing date;

•
the delivery to SAAC by Ultimate Escapes of an officer’s certificate for the purpose of evidencing the accuracy of the representations or warranties made by Ultimate Escapes or Ultimate Resort and its members, certifying the performance of the covenants or obligations required to be performed by Ultimate Resort, Ultimate Escapes and its members, and certifying that no material adverse effect with respect to Ultimate Escapes occurred;

•
the delivery to SAAC by Ultimate Resort and Ultimate Escapes, respectively, of certain corporate resolutions approving the Acquisition, certified by the Secretary of Ultimate Resort and Ultimate Escapes, respectively;

•	no material adverse effect with respect to Ultimate Resort or Ultimate Escapes shall have occurred since the date of the Contribution Agreement;

•	the receipt by SAAC of a satisfactory opinion from counsel to Ultimate Resort or Ultimate Escapes;

•	the receipt of executed employment agreements from certain key employees;

•	the resignations of the managers and officers of Ultimate Escapes from their positions with Ultimate Escapes immediately prior to the closing of the Acquisition;

•
the Reorganization has been completed, including the contribution of all of the assets and properties of Ultimate Resort to Ultimate Escapes and the consummation of the acquisition by Ultimate Escapes of the acquisition Private Escapes Holdings, LLC, on terms and conditions substantially similar to and in accordance with those presented to SAAC;

•
the deferred underwriting discounts and commissions owed to the underwriters of SAAC’s IPO shall have been reduced to an aggregate of 4% of  the funds held in the trust account, less amounts paid to converting stockholders, funds used by SAAC to repay bridge loans made, or to repurchase or redeem shares of SAAC’s common stock or similar arrangements, in connection with obtaining approval of the Acquisition and funds used to repay any bridge or other loans provided to SAAC in connection therewith;

•
the SAAC warrant holders shall have approved the amendment to certain terms of the warrant agreement governing the SAAC warrants in connection with the consummation of the Acquisition, which SAAC believes will increase its strategic opportunities and attractiveness to future investors by being less dilutive as well as providing an additional source of capital for SAAC in the future, including: (i) increasing the exercise price of the SAAC warrants from $5.25 to $8.80 per share; (ii) increasing the reported last sale price at which SAAC may require redemption of its warrants from $11.50 to $15.05 per share; and (iii) extending the expiration date of the SAAC warrants from October 23, 2011 to the date that is four years from the closing date of the Acquisition;

•	all options, warrants or other derivative securities of Ultimate Escapes and its Operational Subsidiaries shall have been exercised or terminated prior to the closing date; and

•
SAAC shall have received, to its sole satisfaction, verification from an independent third party that the terms of the lease by and between Ultimate Escapes and La Mirada Plaza LLC, an affiliate of James M. Tousignant, the President and Chief Executive Officer of Ultimate Escapes, are fair, reasonable and at prevailing market rates.

The obligations of Ultimate Resort to consummate the Acquisition are subject, among other things, to various additional closing conditions (unless waived by Ultimate Escapes and Ultimate Resort):

•
the accuracy in all respects on the date of the Contribution Agreement and the closing date of all of representations and warranties of SAAC, except (A) to the extent any representation or warranty refers specifically to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date and (B) this condition will be satisfied unless the incorrectness of such representation or warranty would, in the aggregate, reasonably be expected to result in a material adverse effect with respect to SAAC as described below under “Materiality and Material Adverse Effect;”

•	the performance in all material respects of all covenants and obligations required to be performed by or complied with by SAAC under the Contribution Agreement at or prior to the closing date;

•
no action, suit or proceeding shall have been pending or threatened before any governmental authority which is reasonably likely to (i) prevent the consummation of any of the transactions contemplated by the Contribution Agreement or (ii) cause any of the transactions contemplated by the Contribution  Agreement to be rescinded following the closing date;

•
the delivery to Ultimate Escapes by SAAC of an officer’s certificate for the purpose of evidencing the accuracy of the representations or warranties made by SAAC, certifying the performance of the covenants or obligations required to be performed by SAAC, and certifying that no material adverse effect with respect to SAAC occurred;

•	the delivery to Ultimate Escapes by SAAC of certain corporate resolutions approving the Acquisition, certified by the Secretary of SAAC;

•	no material adverse effect with respect to SAAC shall have occurred since the date of the Contribution Agreement;

•	the receipt by Ultimate Escapes of a satisfactory opinion from counsel to SAAC; and

•	the SAAC stockholders shall have approved each of the Acquisition, Post-Acquisition Charter Amendment Proposal, the Director Election Proposal and the Stock Incentive Proposal.

Representations and Warranties

The Contribution Agreement contains a number of representations that each of SAAC, Ultimate Resort, Ultimate Escapes and its members have made to each other. These representations and warranties relate to the following: (i) Due Organization and Good Standing; (ii) Title to Securities; Capitalization; (iii) Information Supplied; (iv) Authorization; Binding Agreement; (v) Governmental Approvals; (vi) No Violations; (vii) Absence of Certain Changes; (viii) Absence of Undisclosed Liabilities; (ix) Intellectual Property; (x) Permits; (xi) Litigation; (xii) Material Contracts; (xiii) Employee Benefit Plans; (xiv) Employee Matters; (xv) Taxes and Returns; (xvi) Finders and Investment Bankers; (xvii) Title to Properties; Assets; (xviii) Environmental Matters; (xix) Transactions with Affiliates; (xx) Insurance; (xxi) Financial Statements; (xxii) Representations and Warranties; and (xxiii) Board Approval.

Ultimate Resort, Ultimate Escapes and its members have made certain additional representations and warranties to SAAC, relating to the following:  (i) Subsidiaries; (ii) Restrictions on Business Activities; (iii) Compliance with Laws; (iv) Books and Records; and (v) Accounts Receivable.

SAAC has made certain additional representations and warranties to Ultimate Escapes, relating to the following:  (i) SEC Filings; (ii) the Investment Company Act; (iii) Trust Fund; (iv) NYSE Amex Listing; and (v) Indebtedness.

Materiality and Material Adverse Effect

Certain of the representations and warranties are qualified by materiality or material adverse effect. For the purposes of the Contribution Agreement, material adverse effect means any change or effect that, individually or in the aggregate, has, or would reasonably be expected to have, a material adverse effect upon the assets, liabilities, business, financial condition or operating results of an entity and its subsidiaries, taken as a whole. The term material adverse effect excludes any changes or effects after the date on which the Contribution Agreement is signed that is directly or indirectly attributable to (i) general political, economic, financial, capital market or industry-wide conditions (except to the extent the entity is affected in a disproportionate manner relative to other companies in the industry in which the entity and its subsidiaries conduct business); (ii) the announcement of the execution of Contribution Agreement, or the pendency of the Acquisition; (iii) a any change in the United States generally accepted accounting principles, or GAAP, or interpretations of GAAP; (v) the execution by the entity and performance of or compliance by the entity with the Contribution Agreement; (vi) any failure to meet any financial or other projections; or (vii) any breach by the other parties to the Contribution Agreement.

Covenants of the Parties

The parties to the Contribution Agreement have agreed, during the period from the date of the Contribution Agreement until the earlier of the termination of the Contribution Agreement pursuant to its terms or the closing of the Acquisition, which is referred to herein as the executory period, unless the other parties to the Contribution Agreement give written consent to the contrary: (i) to conduct their respective business in all material respects in the ordinary course of business consistent with past practice; (ii) to use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective and their respective subsidiaries’ managers, directors, officers, key employees and consultants; (iii) to maintain, in all material respects, existing relationships with all persons with whom the party and its subsidiaries do significant business; and (iv) to preserve the possession, control and condition of their respective and their respective subsidiaries’ assets, all consistent with past practice.

The parties to the Contribution Agreement have further agreed, during the executory period, that none of them will (except as such action is in the ordinary course of business consistent with past practice in all material respects), without the prior written consent of such other party:  (i) amend, waive or otherwise change any of their respective charter documents; (ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any capital stock or rights to acquire capital stock or other securities or equity interests or engage in any hedging transaction; (iii) split, combine or reclassify any equity interests or issue other securities in respect thereof or directly or indirectly acquire or offer to acquire any of its capital equity or other equity interests other than as specifically permitted in the Contribution Agreement; (iv) incur, create, assume, prepay or otherwise become liable for any indebtedness, as such term is defined in the Contribution Agreement, or make any loan to or investment in a third party or guarantee any other person’s liability; (v) increase the wages, compensation or bonuses of its key employees by more than 5%, make commitments to advance with respect to 2009 and 2010 bonuses; (vi) make or rescind any material election related to taxes or settle any claim, suit, litigation, relating to taxes; (vii) transfer or license to any person or otherwise extend, materially amend or modify, permit to lapse or fail, Ultimate Escapes’ intellectual property other than nonexclusive licenses in the ordinary course of business; (viii) terminate or waive or assign any material right under Ultimate Escapes’ material contracts or any lease or enter into any contract (A) involving more than $250,000 or (B) that would be an Ultimate Escapes material contract or (C) with a term longer than one year that cannot be terminated upon sixty days or less; (ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business; (x) establish any subsidiary or enter into a new line of business; (xi) fail to use commercially reasonable efforts to keep existing insurance policies or replacements or revisions thereof providing insurance coverage with respect to the assets, operations and activities of Ultimate Escapes and its subsidiaries in the same amount and scope of coverage as currently in effect; (xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except in compliance with GAAP and approved by its outside auditors; (xiii) waive, release, assign, settle or compromise any claim, action or proceeding other than waivers, releases, assignments, settlements or compromises involving only payment of monetary damages less than $100,000 individually or in the aggregate, or otherwise pay, discharge or satisfy any claims, liabilities or obligations other than in the ordinary course of business consistent with past practice, unless such amounts are reserved in its financials; (xiv) close or materially reduce Ultimate Escapes’ or its subsidiaries’ activities or effect any layoff or other Ultimate Escapes-initiated personnel reduction or change at any facility of Ultimate Escapes or its subsidiaries; (xv) acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or division thereof or, except in the ordinary course of business, any material amount of assets; (xvi) make capital expenditures in excess of $2 million; (xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization; (xviii) voluntarily incur any material liability or obligation (whether absolute, accrued, contingent or otherwise); (xix) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber or otherwise dispose of any material portion of its properties, assets or rights; (xx) enter into any agreement, understanding or arrangement with respect to the voting of the Ultimate Escapes voting membership interests or the capital equity of any operating subsidiary; (xxi) take any action that would reasonably be expected to delay or impair the obtaining of any consents or approvals of any governmental authority to be obtained in connection with the Contribution Agreement; (xxii) enter into, amend or waive or terminate any affiliate transaction, which term is defined in the Contribution Agreement or (xxiii) authorize or agree to do any of the foregoing.

Notwithstanding the foregoing, SAAC and its affiliates shall be permitted to, and shall use their commercially reasonable efforts to, negotiate and execute agreements related to the repurchase and redemption of the SAAC common stock, warrants and units.

Non-Competition

Certain key employees will agree that, from the closing of the Acquisition through the later of (a) the 30-month anniversary of the closing of the Acquisition and (b) the date that is one year from the date that such Key Employee is no longer employed by SAAC or any affiliate thereof, he will not, at any time, directly or indirectly: (i) engage in (A) the business of providing luxury destination club vacation opportunities or (B) the ownership and/or operation of a business providing luxury destination club vacation opportunities or assist or encourage any other person to do so; (ii) recruit, solicit or induce, or attempt to recruit, solicit or induce, any employee of SAAC engaged in such business to leave the employ of SAAC or its affiliates; or (iii) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any current or prospective client, customer or account of SAAC or its affiliates.

Termination

Pursuant to the terms of the Contribution Agreement, the Contribution Agreement may be terminated at any time prior to the earlier of the closing of the Acquisition, notwithstanding the approval of the Contribution Agreement by the SAAC stockholders or members of Ultimate Escapes, as follows:

•	by mutual written consent of SAAC and Ultimate Escapes;

•
by either SAAC or Ultimate Escapes, if (i) the closing conditions in the Contribution Agreement have not been satisfied by the other party by the closing date; or (ii) any governmental authority shall have enacted, issued, promulgated, enforced or entered any order or law that has the effect of enjoining or otherwise preventing or prohibiting the Acquisition;

•
by SAAC if, prior to the closing there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Ultimate Escapes, or any representation or warranty of Ultimate Resort shall have become untrue or inaccurate, which breach or untrue representation or warranty (A) would give rise to the failure of a condition and (B) is incapable of being cured prior to the closing by Ultimate Escapes or is not cured within twenty days of notice of such breach, provided Ultimate Escapes continued to exercise commercially reasonable best efforts to cure such breach, and provided further that SAAC may not terminate pursuant to the provision if it has materially breached the Contribution Agreement;

•
by Ultimate Escapes, if prior to the closing there shall have been a material breach of any representation, warranty, covenant or agreement on the part of SAAC or any representation or warranty of SAAC shall have become untrue or inaccurate, which breach or untrue representation or warranty (A) would give rise to the failure of a condition and (B) is incapable of being cured prior to the closing by SAAC or is not cured within twenty days of notice of such breach, provided SAAC continues to exercise commercially reasonable best efforts to cure such breach, and provided further that Ultimate Escapes may not terminate pursuant to the provision if it has materially breached the Contribution Agreement;

•
by SAAC or Ultimate Escapes, if the Acquisition Proposal is not approved and SAAC stockholders holding 30% or more of the Public Shares vote against the Acquisition and exercise their conversion rights or Ultimate Escapes has not obtained the approvals of its lenders; provided that the right to terminate shall not be available to either party where the failure to obtain such approval shall have resulted from such party’s breach of the Contribution Agreement; and

•
by SAAC or Ultimate Escapes, if the closing conditions have not been satisfied by such other party; provided, however, that the terminating party is not able to terminate if it is in material breach of any representation, warranty or covenant in the Contribution Agreement.

Effect of Termination

If the Contribution Agreement is terminated, neither party shall have any liability to the other party except as specifically set forth in the Contribution Agreement, and all rights and obligations of the parties pursuant to the Contribution Agreement shall cease, except as specifically set forth in the Contribution Agreement.

Trust Fund Waiver

           Ultimate Resort, Ultimate Escapes and its members agreed to waiver any and all claims they have or may have in the future to the funds held in the trust account and not to seek recourse against the trust account for any claims against SAAC arising under the Contribution Agreement.

Amended and Restated Operating Agreement

In connection with the consummation of the Acquisition, Ultimate Escapes Holdings, LLC, Secure America Acquisition Corporation, Ultimate Resort Holdings, LLC and Private Escapes Holdings, LLC will enter into an Amended and Restated Operating Agreement of Ultimate Escapes (the “Operating Agreement”), which will provide for the management of Ultimate Escapes after the consummation of the Acquisition.  Under the terms of the Operating Agreement, the board of managers of Ultimate Escapes will mirror the board of directors of SAAC at all times during which the Voting Agreement is in effect.

Pursuant to the Operating Agreement, each UE Owner will have the right to receive its pro rata portion of the following amount of additional Ultimate Escapes’ membership units (the “earn-out units”), subject to the conditions described below:

•	Up to 3,000,000 earn-out units (the “First Earn-Out”) will be issued if Ultimate Escapes’ EBITDA for fiscal 2010 or fiscal 2011 is greater than $23 million, as follows:

o	If EBITDA for fiscal 2010 or fiscal 2011 is equal to or greater than $27 million, an aggregate of 3,000,000 earn-out units will be issued; or

o
If EBITDA for fiscal 2010 is greater than $23 million but less than $27 million, the number of earn-out units to be issued shall equal a corresponding proportionate percentage of the First Earn-Out equal to the EBITDA earned for the applicable year in excess of $23,000,000 divided by 4,000,000.

•	Up to 4,000,000 earn-out (the “Second Earn-Out”) units will be issued if Ultimate Escapes’ EBITDA for fiscal 2011 or fiscal 2012 is greater than $32 million, as follows:

o	If EBITDA for fiscal 2011 or fiscal 2012 is equal to or greater than $45 million, an aggregate of 4,000,000 earn-out units will be issued; or

o
If EBITDA for fiscal 2011 is greater than $32 million but less than $45 million, the number of earn-out units to be issued shall equal a corresponding proportionate percentage of the Second Earn-Out equal to the EBITDA earned for the applicable year in excess of $32,000,000 divided by $13,000,000.

The UE Owners will also have the right to exchange each of their Ultimate Escapes’ membership units, including all earn-out units received, if any, at any time for shares of SAAC common stock.  However, SAAC may, in its sole discretion, elect to make a cash payment to holders of membership units in lieu of issuing common stock.  The exchange ratio for any membership units so converted into shares of SAAC common stock will be one-for-one.

Indemnification and Escrow Agreement

In connection with the consummation of the Acquisition, SAAC, Ultimate Escapes, a representative of Ultimate Escapes’ initial members and SunTrust Banks, Inc. as escrow agent, will enter into an indemnification and escrow agreement, pursuant to which each of the parties will agree to indemnify and hold the other parties harmless from and against any liability, claim, demand, judgment, loss, cost, damage, or expense whatsoever, which are referred to collectively herein as the damages, that arise from (i) any breach of any representation or warranty of such indemnifying party contained in the Contribution Agreement and (ii) any fraud or intentional misconduct committed by the indemnifying party.

The UE Owners will be required to deposit into escrow 717,884 units of Ultimate Escapes (the “Escrowed Indemnification Units”). The Escrowed Indemnification Units will be used to satisfy indemnification claims pursuant to the terms of the Contribution Agreement. No amount will be payable to an indemnified party unless and until the aggregate amount of all indemnifiable damages otherwise payable to all indemnified parties exceeds $600,000, in which event the amount payable shall only be the amount in excess of $600,000.  Moreover, the indemnification obligations of an indemnifying party shall not in any event exceed 10% of the Retained Units (as defined in the Operating Agreement);  provided, that, with respect to any damages based on breach of what are labeled the “Fundamental Representations” in the indemnification and escrow agreement or on fraud or intentional misconduct, the aggregate liability for damages shall be 25% of the Retained Units; and provided, further, that, in no event shall the aggregate liability for damages exceed 25% of the Retained Units.

In addition, a portion of the earn-out payable under the Operating Agreement equal to 15% of the Retained Units is subject to set-off for any claim for damages that the SAAC indemnified parties have against the UE Owners, including, without limitation, any claim for damages which is based on a breach of a Fundamental Representation or on fraud or intentional misconduct. This right of set-off is in addition to, and not in lieu of, the indemnification rights discussed above. The SAAC indemnified parties will acknowledge and agree that with respect to any claims that they may have for damages under such agreement, they shall first look to and exhaust the Escrowed Indemnification Units prior to attempting to set-off any amounts from any earn-out payments due to the UE Owners pursuant to the Operating Agreement.

The Escrowed Indemnification Units will be released from escrow on the earlier to occur of:  (i) the 15th day after the date SAAC files its Annual Report on Form 10-K for the year ended December 31, 2010 with the SEC, and (ii) April 15, 2011, less that portion of the units applied in satisfaction of or reserved with respect to escrow claims.

Voting Agreement

In connection with the consummation of the Acquisition, the SAAC founders, Ultimate Resort and Ultimate Escapes will enter into a voting agreement, pursuant to which the SAAC founders or their respective affiliates will have the right to nominate two individuals for appointment to SAAC’s board of directors following the Acquisition and Ultimate Resort or its affiliates have the right to nominate four individuals for appointment to SAAC’s board of directors following the Acquisition.  Both of the nominees of the SAAC founders and two of the nominees of Ultimate Resort must be independent pursuant to the SEC and the Nasdaq Stock Market rules and regulations.

Letter Agreement with SAAC Founders

In anticipation of executing the Contribution Agreement, on August 31, 2009, the SAAC founders entered into a letter agreement with SAAC (the “Founders Letter Agreement”), pursuant to which they agreed to cancel, on a pro rata basis, an aggregate number of shares of SAAC common stock that they acquired prior to SAAC's IPO, such that they will own an aggregate of 20% of the issued and outstanding shares of SAAC common stock at the closing of the Acquisition, after taking into account shares that are redeemed, repurchased or that are expected to be canceled in connection with SAAC’s obtaining approval of the Acquisition.  The foregoing description of the Founders Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Founders Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Letter Agreement with Underwriters

As a condition to the closing of the Acquisition, SunTrust Robinson Humphrey, as representative of the several underwriters in SAAC’s IPO, will agree to reduce the underwriters’ deferred underwriting discounts and commissions to an aggregate of 4% of the funds held in the trust account, less amounts paid to converting stockholders, funds used by SAAC to repay bridge loans made, or to repurchase or redeem shares of SAAC’s common stock or similar arrangements, in connection with obtaining approval of the Acquisition and funds used to repay any bridge or other loans provided to SAAC in connection therewith.

Registration Rights Agreement

In connection with the consummation of the Acquisition, SAAC and UE Owners will enter into a registration rights agreement, pursuant to which the UE Owners will be entitled to certain registration rights with respect to shares of SAAC common stock for which their membership units of Ultimate Escapes may be exchanged, pursuant to which SAAC will file a Registration Statement on Form S-3 covering the shares of SAAC common stock for which their membership units of Ultimate Escapes may be exchanged.  The UE Owners will also be entitled to certain “piggyback” registration rights.

Warrant Amendment

In connection with the proposed Acquisition, SAAC is seeking approval from the holders of its warrants to amend certain terms of the warrant agreement governing the SAAC warrants to: (i) increase the exercise price of the SAAC warrants from $5.25 to $8.80 per share; (ii) increase the reported last sale price at which SAAC may require redemption of its warrants from $11.50 to $15.05 per share; and (iii) extend the expiration date of the SAAC warrants from October 23, 2011 to the date that is four years from the closing date of the Acquisition.  SAAC believes that these amendments to its warrants will increase its strategic opportunities and attractiveness to future investors by being less dilutive as well as providing an additional source of capital for SAAC in the future. Assuming approval by the holders of  SAAC’s warrants, the amendments will be effective immediately upon consummation of the Acquisition. Approval of the warrant amendment is a condition to consummating the Acquisition. Secure America Acquisition Holdings, LLC, the holder of SAAC’s sponsor warrants and an affiliate of SAAC’s directors and officers or their affiliates, has informed SAAC that it intends to vote in favor of this proposal.

ITEM 7.01. REGULATION FD DISCLOSURE.

On September 3, 2009, SAAC is making a presentation with respect to the Acquisition.  Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference is the investor presentation that will be used by SAAC.  Such exhibit and the information set forth therein is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

SAAC will host a conference call to discuss the transactions contemplated by the Acquisition at 4:30 p.m. Eastern Time on September 3, 2009. Investors may listen to the call via telephone by dialing (877) 941-8416 (confirmation code: 4150144), or for international callers, (480) 629-9808.  A telephone replay will be available shortly after the call and can be accessed by dialing (800) 406-7325 (confirmation code: 4150144), or for international callers, (303) 590-3030. The replay will be available until September 17, 2009, at 11:59 p.m. Eastern Time. The audio presentation will be web cast live and may be accessed by visiting the Investor Relations section of Secure America’s website at www.secureamericacorp.net.

ITEM 8.01 OTHER EVENTS.

On September 3, 2009, SAAC issued a press release with respect to its entry into the Contribution Agreement, dated as of September 2, 2009, pursuant to which SAAC has agreed to contribute cash to Ultimate Escapes in exchange for membership units of Ultimate Escapes, subject to the receipt of approval by SAAC’s stockholders.   The press release is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by reference.

Neither the filing of the press release as an exhibit to this report nor the inclusion in the press release of a reference to our or Ultimate Escapes’ internet address shall, under any circumstances, be deemed to incorporate the information available at our or Ultimate Escapes’ internet address into this report. The information available at our or Ultimate Escapes’ internet address is not part of this report or any other report filed by us with the SEC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)   Exhibits.

10.1
Contribution Agreement, by and among Secure America Acquisition Corporation, Ultimate Resort Holdings, LLC, Ultimate Escapes Holdings, LLC and the member representative of Ultimate Escapes Holdings, LLC, dated as of September 2, 2009.*

10.2
Founders Letter Agreement, by and among Secure America Acquisition Holdings, LLC, S. Kent Rockwell, Asa Hutchinson, Philip A. McNeill, Brian C. Griffin, Mark A. Frantz, Ultimate Escapes Holdings, LLC and Secure America Acquisition Corporation, dated as of August 31, 2009.

99.1	Investor Presentation.

99.2	Press Release, dated September 3, 2009.

* The Contribution Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about SAAC. The representations, warranties and covenants contained in the Contribution Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Contribution Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Contribution Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SAAC, Ultimate Resort Holdings, LLC, Ultimate Escapes Holdings, LLC, the member representative of Ultimate Escapes Holdings, LLC or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Contribution Agreement, and this subsequent information may or may not be fully reflected in SAAC’s public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE AMERICA ACQUISITION CORPORATION

/s/ C. Thomas McMillen
C. Thomas McMillen
Chairman and Co-Chief Executive Officer

Dated:  September 3, 2009